         As filed with the Securities and Exchange Commission on May 22, 1997

                                                           Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                                BRISTOL HOTEL COMPANY
                (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                               75-2584227
    (State of Incorporation)                                (I.R.S. Employer
                                                        Identification Number)

                                  14295 MIDWAY ROAD
                                 DALLAS, TEXAS  75244
                       (Address of Principal Executive Offices)



                                BRISTOL HOTEL COMPANY
                     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                               (Full Title of the Plan)



                                JOEL M. EASTMAN, ESQ.
                    VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                BRISTOL HOTEL COMPANY
                                  14295 MIDWAY ROAD
                                 DALLAS, TEXAS  75244
                                    (972) 391-3910
              (Name, Address and Telephone Number for Agent of Service)

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

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                                       Proposed     Proposed
                                       Maximum      Maximum
Title of                Amount         Offering     Aggregate     Amount of
Securities to           to be          Price per    Offering      Registration
be Registered (1)       Registered     Share        Price         Fee (2)
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Common Stock,
par value $.01
per share.............  100,000        $36.563       $3,656,300   $1,108
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   (1)   Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to the Bristol Hotel Company Stock Option Plan for Non-Employee Directors as a result of the antidilution provisions contained therein.
   (2)   The registration fee has been computed in accordance with
         paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on May 15, 1997.
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                                   EXPLANATORY NOTE

    The information called for by Part I of Form S-8 is included in the description of the Bristol Hotel Company Stock Option Plan for Non-Employee Directors (the "Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.


                                       PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Bristol Hotel Company (the "Company"), are incorporated by reference, as of their respective dates, in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Company's Quarterly Report on Form 10-Q for the fiscal year ended March 31, 1997;

    (b) The Company's Current Reports on Form 8-K dated March 14, 1997 and April 28, 1997;

    (c) The Company's Amended Current Report on Form 8-K/A dated March 14, 1997 and filed on April 10, 1997; and

    (d) The description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-14062) filed November 7, 1995.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a

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director derives improper personal benefit.  The Company's Certificate of
Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law (the "DGCL"), which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors. The indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 8.  EXHIBITS

      4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-27633) (the "Form S-8"))

      4.2     Amended and Restated Bylaws (incorporated by reference to Exhibit
              4.2 to the Form S-8)

      5.1     Opinion of Jones, Day, Reavis & Pogue

     23.1     Consent of Arthur Andersen LLP

     23.2     Consent of Price Waterhouse LLP

     24.1     Powers of Attorney


ITEM 9.  UNDERTAKINGS

    A.   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;
    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 22, 1997.

                                       BRISTOL HOTEL COMPANY


                                       By:              *
                                          -----------------------------
                                                J. Peter Kline
                                     President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 1997.

            SIGNATURE                                 TITLE
            --------                                  -----

             *
------------------------------   President, Chief Executive Officer and Director
       J. Peter Kline                      (Principal Executive Officer)

             *
------------------------------               Chief Financial Officer
      Jeffrey P. Mayer            (Principal Financial and Accounting Officer)

             *
------------------------------                       Director
       John A. Beckert


------------------------------                        Director
      Reginald K. Brack

             *
------------------------------                        Director
       David A. Dittman


------------------------------                        Director
        Craig H. Hunt

             *
------------------------------                        Director
    Robert H. Lutz, Jr.


------------------------------                        Director
     Donald J. McNamara

------------------------------                        Director
      Richard C. North

             *
------------------------------                        Director
       Kurt C. Read



                                             *By  /S/ LYNN MARIE LUCIER
                                                ----------------------------
                                                       Lynn Marie Lucier
                                             Pursuant to Powers of Attorney
                                                  filed herewith with the
                                             Securities and Exchange Commission

                                  INDEX TO EXHIBITS
                                  -----------------

Exhibit No.                            Exhibit                Page
-----------                            -------                ----

4.1      Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement Form S-8
         (Registration No. 333-27633) (the "Form "S-8")


4.2 Amended and Restated Bylaws (incorporateed by reference to Exhibit 4.2 to the Form S-8)


5.1      Opinion of Jones, Day, Reavis & Pogue

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Price Waterhouse LLP

24.1     Powers of Attorney